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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): MARCH 21, 2005


                            ANGELICA CORPORATION
             (Exact name of Company as specified in its charter)

              MISSOURI                      1-5674              43-0905260
    (State or other jurisdiction          (Commission        (I.R.S. Employer
          of incorporation)               File Number)      Identification No.)

      424 SOUTH WOODS MILL ROAD
       CHESTERFIELD, MISSOURI                                   63017-3406
(Address of principal executive offices)                        (Zip Code)

                               (314) 854-3800
              (Company's telephone number, including area code)

                               NOT APPLICABLE
        (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On March 22, 2005, Angelica Corporation, a Missouri corporation (the "Company"), announced that Angelica Textile Services, Inc. ("ATS"), a New York corporation and wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement by and among ATS, the shareholders of Royal Hospitality Services, Inc., a Delaware corporation ("Royal Hospitality"), Royal Hospitality, Royal Institutional Services, Inc., a Massachusetts corporation and wholly owned subsidiary of Royal Hospitality ("Royal Institutional"), The Surgi-Pack Corporation, a Massachusetts corporation and wholly owned subsidiary of Royal Hospitality ("Surgi-Pack") and Massachusetts Capital Resource Company, a Massachusetts special purpose limited partnership ("MCRC"), pursuant to which the Company purchased from Royal Hospitality one hundred percent of the issued and outstanding shares of common stock of Royal Institutional and Surgi-Pack, and the purchase for cancellation from MCRC of warrants to purchase shares of Royal Institutional for cash of $45 million. The stock and warrant purchases closed on March 21, 2005 and Royal Institutional and Surgi-Pack are now wholly owned subsidiaries of ATS. A description of the assets purchased by ATS is included in Item 2.01 of this report.

         The purchase price paid in connection with the purchase was determined through arms-length negotiations among the parties to the Stock Purchase Agreement. The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement filed as Exhibit 2.1 hereto and is incorporated by reference herein.

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On March 21, 2005, ATS closed the purchase of one hundred percent of the issued and outstanding shares of common stock of Royal Institutional and Surgi-Pack, and the purchase for cancellation from MCRC of warrants to purchase shares of Royal Institutional. The total purchase price was $45 million in cash, subject to the payment of $9.45 million of this amount into an escrow account at closing pending release of funds pursuant to the terms of the escrow agreement between certain parties to the Agreement and the escrow agent. Royal Institutional and Surgi-Pack owned material assets consisting primarily of customer contracts and equipment related to the provision of healthcare linen services.

ITEM 7.01         REGULATION FD DISCLOSURE

         The Company issued a press release on March 22, 2005, announcing the acquisition of Royal Institutional and Surgi-Pack, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of businesses acquired. Pursuant to Item
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9.01(a)(4) of Form 8-K, the Company will file the required financial statements as soon as is practicable, but not later than 71 calendar days after the date that this report is required to be filed.

         (b) Pro forma financial information. Pursuant to Item 9.01(a)(4) of
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Form 8-K, the Company will file the required pro forma financial information as soon as is practicable, but not later than 71 calendar days after the date that this report is required to be filed.

         (c) Exhibits. See Exhibit Index.
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                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2005

                                         ANGELICA CORPORATION



                                         By: /s/ James W. Shaffer
                                            --------------------------------
                                             James W. Shaffer
                                             Vice President and
                                             Chief Financial Officer

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                                EXHIBIT INDEX

Exhibit No.    Description
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2.1            Stock Purchase Agreement dated as of March 21, 2005 by and among
               Angelica Textile Services, Inc., the shareholders of Royal
               Hospitality Services, Inc., Royal Hospitality Services, Inc.,
               Royal Institutional Services, Inc., The Surgi-Pack Corporation and Massachusetts Capital Resource Company. Schedules (or similar attachments) to the Stock Purchase Agreement are not filed. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

2.2 Escrow Agreement dated as of March 21, 2005 by and among Angelica Textile Services, Inc., Royal Hospitality Services, Inc., Mark C. Johnson, Mark S. Leibovitz and LaSalle Bank National Association.

2.3 Right of First Offer and Refusal dated as of March 21, 2005 by and between Gold Street Realty, LLC and Angelica Textile Services, Inc.

2.4 Option to Purchase dated as of March 21, 2005 by and between Gold Street Realty, LLC and Angelica Textile Services, Inc.

99.1 Press Release issued March 22, 2005 announcing the acquisition of Royal Institutional Services, Inc. and The Surgi-Pack Corporation.


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